EXHIBIT 99.1

For Immediate Release

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS SECOND QUARTER FISCAL YEAR 2005 RESULTS

BILLERICA, Mass. - October 27, 2004 - American Science and Engineering, Inc. (AS&E®) (NASDAQ: ASEI) reported revenue of $21,054,000, operating income of $2,537,000 and a net income per share of $0.05 for the second quarter (ended September 30, 2004) of fiscal year 2005.  This represents a $2,875,000 increase in revenues and a $0.01 per share decrease in earnings per share versus the second quarter of the prior fiscal year.

Other income (expense) for the quarter ended September 30, 2004 included $2,266,000, or $0.27 per share, as compared to an expense of $192,000, or $0.03 per share, for the same period the prior year. This expense represents the change during the quarter in the “mark to market” value of the outstanding warrants issued in connection with the fiscal year 2003 private placement of common stock. Earnings per share, before considering this item, would have been $0.32 for the quarter ended September 30, 2004 and $0.08 for the same period the prior year.

“This has been an outstanding quarter for AS&E,” said Anthony Fabiano, President and CEO. “Our team achieved record bookings in Q2 with contributions from all business areas, and made significant contributions to our record setting backlog going into Q3. Additionally, operating income significantly increased with improved gross margins from higher revenues, a more profitable product mix, and continued reductions in overhead and expenses.  We continue to be very encouraged with the market acceptance of our Z® Backscatter VanTM (ZBV), as evidenced by the continued growth in orders. We see numerous applications for this affordable, versatile and highly effective product.”

Fabiano continued, “We expect our recent move to the NASDAQ to increase the Company’s exposure in the worldwide investment community. As we move forward, we remain focused on financial performance, customer satisfaction and improvement in shareholder value.”

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, Acting Chief Financial Officer, will host a conference call on Wednesday, October 27 at 11:00 a.m. ET to discuss the results and respond to questions. To participate in the call, please dial 1-800-817-4887 at least 10 minutes prior to starting time. For international participants, dial 1-913-981-4913.  The conference identification number is 826733.

An audio replay of the teleconference will be available, in its entirety, starting at 1:00 p.m. ET for a 48-hour period by dialing 1-888-203-1112.  Internationally, please dial 1-719-457-0820.  The conference identification number is 826733. The replay will also be available at www.as-e.com in the Investor Information section immediately following the conference.

About AS&E®

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

For more information:

Ken Galaznik, Vice President, Finance, and Acting Chief Financial Officer

American Science and Engineering, Inc.

(978) 262-8700

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Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands, except per share amounts)

Unaudited

For the Quarter Ended	Sept. 30, 2004	Sept. 30, 2003

Net sales and contract revenue	$21,054	$18,179

Gross profit	6,997	4,797

Selling, general, and administrative expenses	3,448	2,856

Research and development expenses	1,012	1,359

Operating income	2,537	582

Other income (expense) (Note 1)	(2,073)	(169)

Income before provision for income taxes	464	413

Provision for income taxes	65	—

Net income	$399	$413

Income per common share - diluted	$0.05	$0.06

Shares used in income per share calculation - diluted	8,383	7,226

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

Note 1: Included in other income (expense) was ($2,266) in expense in the quarter ended September 30, 2004 and ($192) in expense in the quarter ended September 30, 2003, representing the change in the “mark to market” value during the period of the outstanding warrants issued in connection with a fiscal year 2003 private placement of common stock.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	Sept. 30, 2004	March 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,583	$18,232
Restricted cash	630	585
Short-term investments	17,733	1,845
Accounts receivable, net of allowances of $318 and $250 at September 30, 2004 and March 31, 2004	16,228	14,771
Unbilled costs and fees, net of allowances of $56 and $394 at September 30, 2004 and March 31, 2004	4,218	4,468
Inventories	15,637	11,390
Prepaid expenses and other current assets	1,542	1,890
Total current assets	62,571	53,181

Non-current assets:
Other assets	36	37
Property and equipment, net of accumulated depreciation of $12,793 on September 30, 2004 and $12,117 at March 31, 2004	3,199	2,585
	$65,806	$55,803

Liabilities & Stockholders’ Investment
Current liabilities:
Accounts payable	$5,299	$3,690
Accrued salaries and benefits	2,063	1,954
Accrued warranty costs	1,243	699
Deferred revenue	1,137	2,020
Customer deposits	3,903	4,419
Other current liabilities	1,532	1,875
Total current liabilities	15,177	14,657

Non-current liabilities:
Warrant liability	4,940	2,093
Other non-current liabilities	939	620
Total liabilities	21,056	17,370

Total stockholders’ investment	44,750	38,433
	$65,806	$55,803